SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2015

Telco Cuba, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-53157	98-0546544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2001 Hollywood Blvd., Suite 202 Hollywood Florida, 33020
(Address of principal executive offices)
Phone: (305) 747-7647
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

. Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

. Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

. Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

. Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Telco Cuba, Inc.

Form 8-K

Current Report

Item 3.03 – MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Certificate of Designation of Series C Preferred Stock

On August 21, 2015, the Board of Directors, with the approval of a majority vote of its shareholders approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series C Preferred Stock (the “Designation” and the “Series C Preferred Stock”).  The Board of Directors authorized the issuance of 100,000 shares of Series C Preferred Stock, which the Board agreed to issue to the Preferred Shareholders or its assigns, upon the Company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Series C Preferred Stock, which was filed with the State of Nevada on September 5, 2015, include the right to vote in aggregate, on all shareholder matters equal to 10,000 votes per share of Series C Preferred Stock and each Series C Preferred Stock share are not convertible into shares of our common stock.

A copy of the Certificate of Designation that was filed with the Nevada Secretary of State on September 5, 2015 is attached hereto as Exhibit 3.1 of this Report and is incorporated by reference herein.

Item 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
3.1	Certificate of Designation of Series C Preferred Stock, dated September 5, 2015, filed with the Nevada Secretary of State

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telco Cuba, Inc.

Date: September 8, 2015

By: /s/ William Sanchez

William Sanchez

President & CEO